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                                   EXHIBIT 4.3

                      PERPETUAL BANK 1997 STOCK OPTION PLAN
                     (AS ASSUMED BY SOUTHBANC SHARES, INC.)



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                     PERPETUAL BANK, A FEDERAL SAVINGS BANK
                             1997 STOCK OPTION PLAN
                     (as assumed by SouthBanc Shares, Inc.)


SECTION 1. PURPOSE. The purposes of the Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan are to promote the interests of the Bank, its affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and directors of the Bank and its affiliates;
(ii) motivating such employees and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling such employees and Eligible Directors to participate in the long-term growth and financial success of the Bank.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean any present or future corporation that would be a "subsidiary" corporation as defined in Sections 424(f), of the Code.

      "Award" shall mean any grant of Options or Director Options.

      "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant or Eligible Director.

      "Bank" shall mean Perpetual Bank, A Federal Savings Bank, Anderson, South Carolina.

      "Board" shall mean the Board of Directors of the Bank.

      "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Bank purchases shares of the common stock of the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding securities, (c) the membership of the board of directors of the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Bank's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan. Notwithstanding anything herein to the contrary, a "Change in Control" shall not include the acquisition of the Bank by a stock savings and loan holding company formed at the direction of the Board.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. If a separate committee is not designated by the Board, the Board shall serve as the Committee for all purposes under the Plan.

      "Director Option" shall mean a Non-Qualified Stock Option granted to an Eligible Director pursuant to Section 6(e).

      "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code. For purposes of the Plan, all determinations as to whether a Participant has become disabled shall be made by a majority of the Board (or, in the


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case of an Eligible Director,  a majority of the remaining members of the Board)
upon the basis of such evidence as its deems necessary or desirable, and shall be final and binding on all interested persons.

      "Effective Date" shall mean the date of shareholder approval of the Plan.

      "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee.

      "Employee" shall mean an employee of the Bank or any Affiliate.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall be determined as follows:

      (a) If the Shares are traded or quoted on the Nasdaq stock market at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

      (b) If the Shares are not traded or quoted on the Nasdaq stock market, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

      "Incentive Stock Option" shall mean a right to purchase Shares from the Bank that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Bank that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

      "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

      "Participant" shall mean any Employee selected by the Committee to receive an Award of Options under the Plan or any Eligible Director who receives an Award of Director Options.

      "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      "Plan" shall mean the Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan.

      "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

      "Shares" shall mean common shares of the Bank, or such other securities of the Bank as may be designated by the Committee from time to time.



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      "Ten Percent  Stockholder"  shall mean any stockholder who, at the time an
Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the voting power of all classes of stock of the Bank.

      "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Bank and a Participant.

SECTION 3.  ADMINISTRATION.

      (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Bank, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.  SHARES AVAILABLE FOR AWARDS.

      (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options and Director Options may be granted under the Plan shall be 58,500. If, after the effective date of the Plan, any Shares covered by an Option or Director Option granted under the Plan, or to which such an Option or Director Option relates, are forfeited, or if an Option or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option or Director Option, or to which such Option or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options and Director Options may be granted. In the event that any Option or Director Option is exercised through the delivery of Shares, the number of Shares available for Awards under the plan shall be increased by the number of Shares surrendered.

      (b) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Bank, issuance of warrants or other rights to purchase Shares or other securities of the Bank, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Bank (or number


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and kind of other  securities  or property)  with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Bank (or number and kind of other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Option, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended.

      (c) SOURCES OF SHARES. Any Shares delivered pursuant to an Option or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. ELIGIBILITY. An Employee, including any officer or employee-director of the Bank, who is not a member of the Committee shall be eligible to be designated a Participant. Each Eligible Director may receive Director Options in accordance with Section 6(e) hereof.

SECTION 6.  OPTIONS AND DIRECTOR OPTIONS.

      (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In such case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to one hundred thousand dollars ($100,000) per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

      (b) EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option or Director Option is granted, which price shall not be less than one hundred percent (100%) of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than one hundred ten percent (110%) of the per Share Fair Market Value on the date of grant.

      (c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten (10) years (five (5) years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three (3) months (twelve (12) months in the case of a Participant who becomes Disabled, or who dies) after the date on which he ceases to be an employee of the Bank or an Affiliate, and provided, further, that no Award of Options under the Plan shall vest more rapidly than ratably over a five-year period whereby twenty percent (20%) of the Award shall become exercisable on each of the first through the fifth anniversaries of the date of grant so long as the Participant remains an Employee; provided, further, that an Award of Options shall be one hundred percent (100%) vested upon a Participant's death or Disability. In the event of an Employee's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option or Director Option until payment in full of the option price therefor is received by the Bank. Such payment may be made in cash or its



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equivalent,  or, if and to the extent permitted by the Committee,  by exchanging
Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Bank as of the date of such tender is at least equal to such option price.

      (e) DIRECTOR OPTIONS. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Directors to whom Director Options shall be granted, the number of shares to be covered by each Director Option and the condition and limitations applicable to the exercise of each Director Option. Each Award of Director Options shall vest ratably over a five (5) year period whereby twenty percent (20%) of the Award shall become exercisable on each of the first through the fifth anniversaries of the date of grant so long as the Participant remains an Eligible Director; provided, however, that the Award shall be one hundred percent (100%) vested in the event of the Eligible Director's death or Disability. A Director Option shall be exercisable until the earlier to occur of the following two (2) dates
(i) the tenth anniversary of the date of grant of such Director Option or (ii) one (1) year (two (2) years in the case of an Eligible Director who becomes Disabled, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board upon Termination for Cause, his Director Option shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

      (f) EFFECT OF A CHANGE IN CONTROL. In the event of a Change in Control, all then outstanding Options and Director Options, shall (to the extent authorized or not prohibited by applicable law or regulations) become one hundred percent (100%) vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Bank is merged into or consolidated with another corporation, or if the Bank or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options and Director Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options or Director Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant or Eligible Director shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options or Director Options as of the effective date of the such corporate event and the exercise price of the Options or Director Options, as appropriate.

      (g) LIMITATION ON AWARDS. (i) No Employee shall receive an Award covering in excess of twenty five percent (25%), (ii) no Eligible Director shall receive in excess of five percent (5%) and (iii) Eligible Directors serving as of the Effective Date shall not receive in excess of thirty percent (30%) in the aggregate, of the number of shares reserved for issuance under the Plan.

SECTION 7.  AMENDMENT AND TERMINATION.

      (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

      (b)  AMENDMENTS  TO  AWARDS.  Except  as  provided  under  Section  3, the
Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.



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      (c) CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

SECTION 8.  GENERAL PROVISIONS.

      (a)   NONTRANSFERABILITY.

            (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during his lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a domestic relations order, or Section 8(a)(ii) as determined by the Committee.

            (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Bank; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the preceding sentence, the Committee shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified Stock Option shall remain subject to the terms and conditions of the Participant's Award Agreement.

      (b) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

      (c) SHARE CERTIFICATES. All Shares or other securities of the Bank delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

      (d) DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Bank, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Bank for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

      (e) WITHHOLDING. A Participant shall be required to pay to the Bank and the Bank is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and to take such other action as may be necessary in the opinion of the Bank to satisfy all obligations for the payment of such taxes, including, but not limited to, the withholding of

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the  issuance of Shares to be issued upon the exercise of any Option or Director
Option until the Participant reimburses the Bank for any amount required to be withheld.

      (f) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

      (g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Bank or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (h) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Bank or an Affiliate. Further, the Bank may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provide in the Plan or in any Award Agreement.

      (i) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

      (j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of South Carolina, without giving effect to the choice of law principles thereof.

      (k) SEVERABILITY. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Bank to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Bank by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Bank, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

      (m) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Bank and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Bank pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

      (n) RULE 16B-3 COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      (o) HEADINGS. Heading are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (p) NO IMPACT ON BENEFITS. Unless specifically provided under any other benefit plan of the Bank or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's or Eligible Director's rights under such benefit plans.

      (q) INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Bank against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Bank's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Bank an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Bank's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.  TERM OF THE PLAN.

      (a) EFFECTIVE DATE. The Plan shall become effective on April 1, 1997 but only if on or before such date the Plan is approved by a majority of the Bank's stockholders (other than SouthBanc Shares, M.H.C.).

      (b) EXPIRATION DATE. The Plan shall terminate on and no Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the effective date of the Effective Date.

                                *      *      *




                                      8